Exhibit 4.4

Warrant Number A-[    ]

THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SHARES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

WARRANT TO PURCHASE COMMON STOCK OF

CYTODYN INC.

[            ], 20[    ]

This is to certify that [            ] (the “Holder”) is entitled to purchase up to [            ] shares of Common Stock (the “Warrant Shares”) of CytoDyn Inc. (the “Company”), subject to the provisions of the Warrant Number A-[    ] (this “Warrant”) from the Company. This Warrant shall be exercisable at [            ] ($[            ]) per share (the “Exercise Price”). This Warrant will become vested and exercisable cumulatively, as follows:

Number of Shares pursuant to Warrant Vested and Exercisable	Vesting Date
[ ]	[ ]

1. Exercise and Payment; Exchange.

(a) This Warrant may be exercised in whole or in part at any time, in accordance with the vesting schedule set forth on the cover page of this certificate, from and after the date hereof, through 5:00 p.m., Pacific time, on [            ], 20[    ] (the “Expiration Date”), at which time this Warrant shall expire and become void, but if such date is a day on which federal or state chartered banking institutions located in the State of Washington are authorized to close, then this Warrant shall expire and become void on the next succeeding day which shall not be such a day. Exercise shall be by presentation and surrender to the Company, or at the office of any transfer agent designated by the Company (the “Transfer Agent”), of (i) this Warrant, (ii) the attached exercise form properly executed, and (iii) unless the exercise is being made pursuant to paragraph 5.4 hereof, a wire transfer or certified or official bank check for the Exercise Price for the number of Warrant Shares specified in the exercise form. If this Warrant is exercised in part only, the Company shall, upon surrender of the Warrant, execute and deliver a new Warrant evidencing the rights of the Holder to purchase the remaining number of Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant, the properly executed exercise form, and payment as aforesaid, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such exercise, regardless of whether, at such time, the stock transfer books of the Company shall then be closed or whether certificates representing such Warrant Shares have been actually delivered to the Holder.

(b) Conditions to Exercise or Exchange. The restrictions in Section 8 shall apply, to the extent allowable by their terms, to any exercise or exchange of this Warrant permitted by this Section 1.

2. Reservation of Shares. The Company shall, at all times until the expiration of this Warrant, reserve for issuance and delivery upon exercise of this Warrant at least the number of Warrant Shares which shall from time to time be necessary to effect the exercise in full of the Warrant.

3. Fractional Interests. The Company shall not issue any fractional shares or scrip representing fractional shares upon the exercise or exchange of this Warrant. With respect to any fraction of a share resulting from the exercise or exchange hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current fair market value per share of Common Stock (the “Fair Market Value”), determined as follows:

(a) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange, the current fair market value shall be the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise of this Warrant or, if no such sale is made on such day, the mean of the closing bid and ask prices for such day on such exchange;

(b) If the Common Stock is not listed or admitted to unlisted trading privileges on a national securities exchange, the current fair market value shall be the mean of the last bid and ask prices reported on the last business day prior to the date of the exercise of this Warrant by the OTC Markets Group, Inc.; or

(c) If the Common Stock is not listed or admitted to unlisted trading privileges on a national securities exchange and bid and ask prices are not reported, the current fair market value shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the Company in good faith.

4. No Rights as Shareholder. This Warrant shall not entitle the Holder, solely in Holder’s capacity as the Holder of this Warrant, to any rights as a shareholder of the Company, either at law or in equity. The rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

5. Adjustments in Number and Exercise Price of Warrant Shares.

5.1 The number of shares of Common Stock for which this Warrant may be exercised and the Exercise Price therefor shall be subject to adjustment as follows:

(a) If the Company is recapitalized through the subdivision or combination of its outstanding shares of Common Stock into a larger or smaller number of shares, the number of Warrant Shares shall be increased or reduced, as of the record date for such recapitalization, in the same proportion as the increase or decrease in the outstanding shares of Common Stock, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all of the Warrant Shares issuable hereunder (“Aggregate Purchase Price”) immediately after the record date for such recapitalization shall equal the Aggregate Purchase Price immediately before such record date.

(b) If the Company declares a dividend on Common Stock payable in Common Stock or securities convertible into Common Stock, the number of Warrant Shares shall be increased as of the record date for determining which holders of Common Stock shall be entitled to receive such dividend, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend, and the Exercise Price shall be adjusted so that the Aggregate Purchase Price immediately after the record date for such dividend shall equal the Aggregate Purchase Price immediately before such record date.

(c) If the Company distributes to holders of its Common Stock, other than as part of its dissolution or liquidation or the winding up of its affairs, any shares of its Common Stock, any evidence of indebtedness or any of its assets (other than cash, Common Stock or securities convertible into Common Stock), the Company shall give written notice to the Holder of any such distribution at least fifteen (15) days prior to the proposed record date in order to permit the Holder to exercise this Warrant on or before the record date. There shall be no adjustment in the number of shares of Common Stock for which this Warrant may be exercised, or in the Exercise Price, by virtue of any such distribution.

(d) If the Company offers rights or warrants generally to the holders of Common Stock which entitle them to subscribe for or purchase additional Common Stock or securities convertible into Common Stock, the Company shall give written notice of any such proposed offering to the Holder at least fifteen (15) days prior to the proposed record date in order to permit the Holder to exercise this Warrant on or before such record date. There shall be no adjustment in the number of shares of Common Stock for which this Warrant may be exercised, or in the Exercise Price, by virtue of any such offering.

(e) If the event, as a result of which an adjustment is made under paragraph (b) above, does not occur, then any adjustments in the Exercise Price or number of shares issuable that were made in accordance with such paragraph (b) shall be adjusted to the Exercise Price and number of shares as were in effect immediately prior to the record date for such event.

5.2 In the event of any reorganization or reclassification of the outstanding shares of Common Stock (other than a change in par value or from no par value to par value, or from par value to no par value, or as a result of a subdivision or combination) or in the event of any consolidation or merger of the Company with another entity after which the Company is not the surviving entity, at any time prior to the expiration of this Warrant, upon subsequent exercise of this Warrant, the Holder shall have the right to receive the same kind and number of shares of Common Stock and other securities, cash or other property as would have been distributed to the Holder upon such reorganization, reclassification, consolidation or merger had the Holder exercised this Warrant immediately prior to such reorganization, reclassification, consolidation or merger, appropriately adjusted for any subsequent event described in this Section 5. The Holder shall pay upon such exercise the Exercise Price that otherwise would have been payable pursuant to the terms of this Warrant. If any such reorganization, reclassification, consolidation or merger results in a cash distribution in excess of the then-applicable Exercise Price, the Holder may, at the Holder’s option, exercise this Warrant without making payment of the Exercise Price, and in such case the Company shall, upon distribution to the Holder, consider the Exercise Price to have been paid in full, and in making settlement to the Holder, shall deduct an amount equal to the Exercise Price from the amount payable to the Holder. In the event of any such reorganization, merger or consolidation, the corporation formed by such consolidation or merger or the corporation which shall have acquired the assets of the Company shall execute and deliver a supplement hereto to the foregoing effect, which supplement shall also provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Warrant.

5.3 If the Company shall, at any time before the expiration of this Warrant, dissolve, liquidate or wind up its affairs, the Holder shall have the right to receive, upon exercise of this Warrant, in lieu of the shares of Common Stock of the Company that the Holder otherwise would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to the Holder upon any such dissolution, liquidation or winding up with respect to such Common Stock receivable upon exercise of this Warrant on the date for determining those entitled to receive any such distribution. If any such dissolution, liquidation or winding up results in any cash distribution in excess of the Exercise Price provided by this Warrant, the Holder may, at the Holder’s option, exercise this Warrant without making payment of the Exercise Price and, in such case, the Company shall, upon distribution to the Holder, consider the Exercise Price to have been paid in full and, in making settlement to the Holder, shall deduct an amount equal to the Exercise Price from the amount payable to the Holder.

5.4 The Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Purchase Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A x B) - (A x C)
B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= the Fair Market Value per share on the date immediately preceding the date of the Exercise Notice.

C= the Exercise Price, as the same may have been adjusted as described herein.

6. Piggyback Registration Rights.

6.1 If at any time, the Company proposes to register the offer and sale of shares of its Common Stock under the Securities Act for the benefit of selling stockholders on any form of registration statement, which registration statement had not been filed prior to the date hereof (a “Piggyback Registration Statement”), the Company shall each such time give the Holder written notice at least fifteen (15) days prior to the anticipated filing date of such Piggyback Registration Statement. Upon the written request of the Holder within ten (10) days after receiving such notice by the Company, the Company shall use its reasonable efforts to cause to be registered under the Securities Act, any Warrant Shares issuable to the Holder that the Holder has requested to be registered at such time.

6.2 If a Piggyback Registration Statement contemplates an underwritten public offering, the Company shall so advise the Holder as part of the written notice given pursuant to Section 6.1 above. The Holder agrees in each such instance, as a condition to registering the offer and sale of the Holder’s shares of Common Stock by means of such registration statement, to be party to and to execute an underwriting agreement in customary form.

7. Notices to Holder. So long as this Warrant shall be outstanding (a) if the Company shall pay any dividends or make any distribution upon the Common Stock otherwise than in cash or (b) if the Company shall offer generally to the holders of Common Stock the right to subscribe to or purchase any shares of any class of Common Stock or securities convertible into Common Stock or any similar rights or (c) if there shall be any capital reorganization of the Company in which the Company is not the surviving entity, recapitalization of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or other transfer of all or substantially all of the property and assets of the Company, or voluntary or involuntary dissolution, liquidation or winding up of the Company, then in such event, the Company shall cause to be mailed to the Holder, at least [            ] days prior to the relevant date described below (or such shorter period as is reasonably possible if [            ] days is not reasonably possible), a notice containing a description of the proposed action and stating the date or expected date on which a record of the Company’s shareholders is to be taken for the purpose of any such dividend, distribution of rights, or such reclassification, reorganization, consolidation, merger, conveyance, lease or transfer, dissolution, liquidation or winding up is to take place and the date or expected date, if any is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such event.

8. Transfer, Exercise, Exchange, Assignment or Loss of Warrant, Warrant Shares or Other Securities.

8.1 This Warrant may be transferred, exercised, exchanged or assigned (“transferred”), in whole or in part, subject to the following restrictions. This Warrant and the Warrant Shares or any other securities acquired upon exercise of this Warrant (“Other Securities”) may not be transferred unless registered under the Securities Act of 1933, as amended (the “Securities Act”), or an exemption from registration for such transfer is available. This Warrant and any Warrant issued upon transfer (to the extent permitted) or partial exercise thereof shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, stating that this Warrant may not be sold, transferred or otherwise disposed of unless, in the opinion of counsel satisfactory to the Company, which may be counsel for the Company, this Warrant may be transferred without registration under the Securities Act. Any certificate for Warrant Shares or Other Securities shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, stating, as applicable, that the Warrant Shares or Other Securities may not be sold, transferred or otherwise disposed of, unless such Warrant Shares or Other Securities are then registered under the Securities Act or, in the opinion of counsel satisfactory to the Company, which may be counsel for the Company, the Warrant Shares or Other Securities may be transferred without such registration. In addition, unless the Warrant Shares or Other Securities are then registered under the Securities Act, such Warrant Shares or Other Securities may not be transferred unless, in the opinion of counsel satisfactory to the Company, which may be counsel for the Company, the Warrant Shares or Other Securities may be transferred without such registration. This Warrant and the Warrant Shares or Other Securities may also be subject to restrictions on transferability under applicable state securities or blue sky laws.

8.2 The Company may require, as a condition of transfer of this Warrant or, until the Warrant Shares or Other Securities are registered under the Securities Act, any Warrant Shares or Other Securities, that the transferee (who may be the Holder in the case of an exercise or exchange) represent that the securities being transferred are being acquired for investment purposes and for the transferee’s own account and not with a view to or for sale in connection with any distribution of the security.

8.3 Any transfer permitted hereunder shall be made by surrender of this Warrant to the Company with a duly executed request to transfer the Warrant, which shall provide adequate information to effect such transfer and shall be accompanied by funds sufficient to pay any transfer taxes applicable. Upon satisfaction of all transfer conditions, the Company shall, without charge, execute and deliver a new Warrant in the name of the transferee named in such transfer request, and this Warrant promptly shall be cancelled.

8.4 Upon receipt by the Company of evidence satisfactory to it of loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of reasonable satisfactory indemnification, or, in the case of mutilation, upon surrender of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date, and any such lost, stolen or destroyed Warrant thereupon shall become void.

9. Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company with respect to the issuance of the Warrant as follows:

9.1 Accredited Holder. The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act.

9.2 Authorization. This Warrant and the agreements contemplated hereby, when executed and delivered by the Holder, will constitute a valid and legally binding obligation of the Holder, enforceable in accordance with their respective terms.

9.3 Brokers or Finders. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Holder, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Warrant or any transaction contemplated hereby, other than commissions and other compensation to be paid to Paulson Investment Company, Inc. (the “Placement Agent”) as consideration for the Placement Agent’s services in connection with the sale of Units and the exercise of this Warrant.

9.4 Securities Laws Matters. The Holder (i) is acquiring the Warrant (and upon the exercise of the Warrant, the Warrant Shares) solely for such Holder’s own account for investment purposes only and not with a view to or intent of resale or distribution thereof, in whole or in part, (ii) understands that it must bear the substantial economic risks of the investment in the Warrant (and upon the exercise of the Warrant, the Warrant Shares) indefinitely because none of the Warrant or the Warrant Shares may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available and (iii) understands that legends shall be placed on the securities to the effect that they have not been registered under the Securities Act or applicable state securities laws and appropriate notations thereof will be made in the Company’s stock books.

10. Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder with respect to the issuance of the Warrant as follows:

10.1 Warrant and Warrant Shares. The Company has the requisite corporate power and authority to execute and deliver this Warrant, to issue and sell the Warrant Shares and to perform its obligations pursuant to this Warrant. All Shares that may be issued upon the exercise of this Warrant will, when issued in accordance with the terms hereof, be validly issued, fully paid and non-assessable.

10.2 Authorization. This Warrant and the agreements contemplated hereby, when executed and delivered by the Company, will constitute a valid and legally binding obligation of the Company, enforceable in accordance with their respective terms.

11. Notices. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered in person or mailed, certified, return-receipt requested, postage prepaid to the address previously provided to the other party, or sent by fax or email (to the extent stated below). Either party hereto may, from time to time, by written notice to the other party, designate a different address. If any notice or other document is sent by certified or registered mail, return receipt requested, postage prepaid, properly addressed as aforementioned, the same shall be deemed delivered seventy-two (72) hours after mailing thereof. If any notice is sent by fax or email, it will be deemed to have been delivered on the date the fax or email thereof is actually received, provided the original thereof is sent by certified mail, in the manner set forth above, within twenty-four (24) hours after the fax or email is sent.

12. Amendment. Any provision of this Warrant may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the mutual written consent of the Company and the Holder.

13. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Washington.

14. Severability. If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(Signature page follows)

IN WITNESS WHEREOF, the Company and the Holder have executed this Warrant on the respective dates set forth below.

[ ]

Date:	By:
Name:
Title:

Date:	CYTODYN INC.

By:
Name:
Title:

FORM OF EXERCISE NOTICE

To be executed upon exercise of Warrant

(please print)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Number A-[    ] certificate, to purchase                      shares of common stock, no par value per share (“Common Stock”) of CytoDyn Inc. (the “Company”) and herewith tenders payment for such shares of Common Stock to the order of the Company the amount of $[        ] per share in accordance with the terms hereof. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of                                          whose address is                                         . If said number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the shares of Common Stock be registered in the name of                                          , whose address is                                         , and that such Warrant Certificate be delivered to                    , whose address is                                         .

Representations of the undersigned:

a)	The undersigned acknowledges that the undersigned has received, read and understood the Warrant and agrees to abide by and be bound by its terms and conditions.

b)	The undersigned understands that, in the event shares purchased hereunder are not subject to an effective registration statement under the Securities Act, the undersigned must bear the economic risk of the investment for an indefinite period of time since the securities cannot be sold, transferred or assigned to any person or entity without compliance with the provisions of the Securities Act.

c)	[To be included in notice only if Holder is NOT exercising pursuant to Section 5.4 of the Warrant] The Holder hereby represents and warrants to the Company with respect to the exercise of the Warrant that (i) the Holder is an “accredited investor” as such term is defined under Rule 506 of the Securities Act, and (ii) the Holder is acquiring the Warrant Shares solely for such Holder’s own account for investment purposes only and not with a view to or intent of resale or distribution thereof, in whole or in part.

Submitted by:	Accepted by CytoDyn Inc.:

By:	By:
Date:	Date:
SS/Tax ID:
Telephone:
Email:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)